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Exhibit 10.5

AMENDMENT AND RESTATEMENT
OF
PROMISSORY NOTES

$2,537,932.30	May 4, 2005

        WHEREAS, Allegiant Air, LLC (the "Maker") is indebted to Maurice J. Gallagher, Jr. ("Lender") under the terms of the following promissory notes (the "Prior Notes"):

Date	Original Principal Amount	Identification
September 1, 2004	$3,885,634.22	Aircraft Loans
September 1, 2004	$2,443,462.91	Working Capital Loans
July 17, 2001	$2,000,000.00	Hush Kit
October 18, 2004	$2,040,000.00	Aero Mexico Aircraft

        WHEREAS, the unpaid balance of such Prior Notes is $7,537,932.30 as of the date of this Note; and

        WHEREAS, Lender has agreed to accept 1,250,000 Series B Convertible Preferred Shares in Allegiant Travel Company, LLC, a Nevada limited liability company ("ATC") in satisfaction of $5,000,000 of the outstanding debt to Lender;

        WHEREAS, Maker and Lender desire to restate and amend the Prior Notes to set forth the reduced principal amount and to revise the repayment schedule accordingly;

        Now, therefore, the Maker and Lender do hereby agree to restate and amend the Prior Notes to read as follows:

        FOR VALUE RECEIVED, ALLEGIANT AIR, LLC, a limited liability company organized under the laws of the State of Nevada (the "Maker") hereby promises to pay to MAURICE J. GALLAGHER, JR. having an address at 3291 North Buffalo Drive, Suite 8, Las Vegas, Nevada 89129 (or at such other location as the Lender may from time to time designate by notice in writing to the Maker), the principal amount of Two Million Five Hundred Thirty-seven Thousand Nine Hundred Thirty-two and 30/100 ($2,537,932.30) together with interest thereon from the date hereof at the rate of 8% per annum until paid as follows:

        A.    Principal and interest shall be payable in 24 equal monthly installments of $114,733.12 each payable on May 31, 2005 and on the last day of each month thereafter through and including April 30, 2007.

        B.    Any remaining principal and any unpaid accrued interest shall be due and payable on April 30, 2007.

Payment hereunder shall be in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

        This Note may be declared immediately due and payable by the Lender in the event of the failure to pay when due any payment required under this Note. All rights or remedies of the Lender provided herein shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy. From and after maturity of any installment due hereunder, whether by acceleration or otherwise, the amount not paid when due hereunder shall, at Lender's option, bear interest at the rate of the lesser of: (i) eight percent (8%) per annum, or (ii) the highest rate permissible under applicable law.

        All payments required or permitted to be made under this Note shall be made to the address specified above (or such other address as the Lender may from time to time designate by notice in writing to the Maker).

        This Note may be prepaid in whole or in part at any time without penalty or premium. All payments hereunder received shall be applied first to interest to the extent then accrued and then to principal.

        Maker agrees to pay the Lender hereof an amount equal to actual attorneys' fees for the services of counsel employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise, and to indemnify and hold the Lender harmless against liability for the payment of state intangible, documentary and recording taxes and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

        In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Lender, in writing, that the Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Maker not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

        The remedies of the holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall arise.

        No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event.

        Maker hereby waives and agrees not to assert or take advantage of (a) any defense that may arise by reason of the lack of authority of any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in bankruptcy, or any other proceeding) of Maker; (b) any defense based upon failure of Lender to commence an action against Maker (other than a defense based on a statute of limitations); (c) any duty on the part of Lender to disclose to Maker any facts he may now or hereafter know regarding Maker; (d) demand for payment of any of the indebtedness or performance of any of the obligations hereby evidenced; (e) protest and notice of dishonor or of default to Maker or to any other party with respect to the indebtedness; (f) any and all other notices whatsoever to which Maker might otherwise be entitled; and (g) any defense based on lack of due diligence by Lender in collection, protection, perfection or realization upon any collateral that may secure the indebtedness evidenced by this Note.

        Time is of the essence of this Note.

        This Note shall bind the Maker and its successors and assigns, and the benefits hereof shall inure to the Lender and his successors and assigns, and any holder hereof.

        This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws principles. No delay on the part of the holder hereof in enforcing any rights with respect hereto shall operate as a waiver of such rights. The Maker, to the extent it may lawfully do so, hereby submits to the jurisdiction of any state or federal court located in Clark County, Nevada, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of the obligations under or with respect to this Agreement, and the Maker expressly waives any and all objections that it may have as to jurisdiction and/or venue in any of such courts.

[signature page follows]

        IN WITNESS WHEREOF, this Note has been duly executed and delivered by the undersigned.

ALLEGIANT AIR, LLC
By:	/s/ ANDREW C. LEVY
Title:	Secretary
(SEAL)

The undersigned Lender hereby agrees to the acceptance of this Note in full satisfaction of all of the Prior Notes and to the amendment and restatement of the Prior Notes to read as set forth above.

/s/ MAURICE J. GALLAGHER, JR. Maurice J. Gallagher, Jr.

Date: May 4, 2005

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AMENDMENT AND RESTATEMENT OF PROMISSORY NOTES